EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in post-effective amendment No. 1 to the Registration Statement on Form S-8 (No. 333-63740) of Powell Industries, Inc. of our report dated December 10, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 10, 2008